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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33655) of Block Financial Corporation and in the Registration Statements on Form S-3 (No. 333-33655-01) and Form S-8 (Nos. 33-64147, 333-42143, 333-42736, 333-42740, 333-56400, 333-70400, 333-70402,
333-106710) of H&R Block, Inc. of our report dated June 10, 2003 relating to the financial statements of H&R Block, Inc., which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 10, 2003 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Kansas City, Missouri
July 15, 2003